EXHIBIT 99.1

Payment Data Systems Announces Second Quarter 2016 Results

SAN ANTONIO, Aug. 11, 2016 (GLOBE NEWSWIRE) -- Payment Data Systems, Inc. (NASDAQ:PYDS), an integrated payment solutions provider, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial and Operating Summary

  Revenues were $2.9 million
  Gross margin was $855,621, or 30% of revenues
  Operating loss was $455,220
  Adjusted EBITDA1 was $54,081
  Net loss was $355,301, or $0.05 per share
  Total dollars processed for the second quarter of 2016 exceeded $683 million, compared to $807 million in the second quarter of 2015
  Second quarter credit card transaction processing volume increased 4% and credit card dollars processed decreased 4% compared with the same period in 2015
  ACH (Electronic check) transaction volumes decreased 17%; returned check transactions processed decreased 31% compared to the second quarter of 2015

1See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

Management Commentary

“Despite a second quarter revenue decrease due to lower ACH transaction volumes, our gross margin percentage actually improved versus the second quarter of last year, underscoring the strength of our business model,” said Louis Hoch, President and CEO, Payment Data Systems, Inc.  “We operate in a highly competitive and dynamic industry. Our revenue decline reflects market-related headwinds including merger and acquisition activity with some of our partners and some customer attrition.

“We are taking strong actions to increase revenues and drive future growth.  We recently expanded our ACH network capacity with the addition of a new processing bank, which we expect will increase revenue from both existing and new clients.  We are also increasing our investment in sales and marketing for both our ACH and prepaid businesses, including participation in upcoming industry trade shows.  We are confident that our ACH traffic and total revenues will improve as the new processing bank is fully online during our seasonally strong fourth quarter.”

Financial Results

Three Months Ended June 30, 2016

Revenues of $2.9 million decreased 16% compared to $3.4 million for the second quarter of 2015, due to a decrease in the volume of ACH transactions and returned checks processed.

Gross margins were $855,621, or 30% of revenues, compared to $998,144, or 29% of revenues, in the corresponding prior-year period.

Operating loss was $455,220, compared to operating income of $91,833 in the second quarter a year ago, reflecting higher selling, general and administrative expenses to support the Company’s growth, as well as higher amortization expense related to the assets acquired from Akimbo in December 2014.

Adjusted EBITDA was $54,081 compared to adjusted EBITDA of $578,306 in the corresponding prior-year period.  Please see a reconciliation of Adjusted EBITDA to operating income in the accompanying financial tables.

Net loss was $355,301, or $0.05 per share, compared to net income of $24,850, or $0.00 per diluted share in the second quarter of 2015.

Balance Sheet

At June 30, 2016, the Company had $4.4 million of cash and cash equivalents.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA, and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled "Non-GAAP Reconciliation."

Conference Call and Webcast

Payment Data Systems, Inc.’s management will host a conference call with a live webcast today at 5:00 p.m. Eastern Time to provide a business update.

Individuals interested in dialing in to the conference call may do so by dialing (844) 883-3890 for U.S. participants or (412) 317-9246 for participants outside of the U.S., referencing “Payment Data Systems” to the operator. The call may also be accessed via webcast on the Company’s website at www.paymentdata.com/invest.  If you would like to submit a question via email in advance please contact Elizabeth Brossy at ebrossy@finprofiles.com.

A replay of the call will be available through Thursday, August 25, 2016 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international), using the passcode 10090554.

About Payment Data Systems, Inc.

Payment Data Systems, Inc. (NASDAQ:PYDS), a leading integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, and card issuers. The Company operates credit, debit/prepaid and ACH payment processing platforms to deliver convenient, world-class payment solutions and service to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Payment Data Systems is headquartered in San Antonio, Texas, and has offices in New York, New York; and Los Angeles, California.

For additional information please visit www.paymentdata.com.  Websites: www.ficentive.com, www.akimbocard.com, www.streamprepaid.com,  www.zbill.com. Find us on Facebook®

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by safe harbors. Those statements include, but may not be limited to, all statements regarding our management’s intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, the factors detailed from time to time in our filings with the Securities and Exchange Commission. One or more of these factors have affected, and in the future could affect our businesses and financial results in the future and could cause actual results to differ materially from plans and projections. We believe that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management. We assume no obligation to update any forward-looking statements, except as required by law.

 (Financial Tables Follow)

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,378,405	$4,059,606
Accounts receivable, net	1,070,236	1,135,384
Settlement processing assets	25,071,987	39,797,232
Prepaid expenses and other	217,416	149,118
Current assets before restricted cash	30,738,044	45,141,340
Restricted cash	18,316,160	17,972,065
Total current assets	49,054,204	63,113,405

Property and equipment, net	2,847,699	3,077,421

Other assets:
Intangibles, net	260,247	341,816
Deferred tax asset	1,621,000	1,621,000
Note receivable	200,000	-
Other assets	202,298	202,849
Total other assets	2,283,545	2,165,665

Total assets	$54,185,448	$68,356,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$203,629	$143,180
Accrued expenses	1,226,964	1,328,738
Deferred revenues	33,000	-
Settlement processing obligations	25,071,987	39,797,232
Current liabilities before restricted cash	26,535,580	41,269,150
Restricted cash	18,316,160	17,972,065
Total current liabilities	44,851,740	59,241,215

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at June 30, 2016 (unaudited) and December 31, 2015	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 12,419,816 and 12,379,537 issued, and 12,070,184 and 12,029,905 outstanding at June 30, 2016 (unaudited) and December 31, 2015, respectively	185,580	185,533
Additional paid-in capital	64,449,901	64,302,498
Treasury stock, at cost; 349,632 and 349,632 shares	(286,393)	(286,394)
Deferred compensation	(5,573,078)	(6,031,362)
Accumulated deficit	(49,442,302)	(49,054,999)
Total stockholders’ equity	9,333,708	9,115,276

Total liabilities and stockholders’ equity	$54,185,448	$68,356,491

See notes to interim consolidated financial statements.

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$2,890,060	$3,424,756	$6,118,691	$7,167,216

Operating expenses:
Cost of services	2,034,439	2,426,612	4,189,222	4,802,006
Selling, general and administrative:
Stock-based compensation	283,747	393,525	571,436	627,056
Cancellation of stock-based compensation	-	-	-	(163,936)
Other expenses	801,540	419,838	1,409,889	937,018
Depreciation and amortization	225,554	92,948	449,777	178,520
Total operating expenses	3,345,280	3,332,923	6,620,324	6,380,664

Operating income (loss)	(455,220)	91,833	(501,633)	786,552

Other income and (expense):
Interest income	24,974	19,358	46,985	38,358
Other income (expense)	98,279	(32,305)	97,679	(32,409)
Total other income and (expense), net	123,253	(12,947)	144,664	5,949

Income (loss) before income taxes	(331,967)	78,886	(356,969)	792,501
Income taxes	23,334	54,036	30,334	59,036

Net income (loss)	$(355,301)	$24,850	$(387,303)	$733,465

Basic earnings per common share:	$(0.05)	$0.00	$(0.05)	$0.10
Diluted earnings per common share:	$(0.05)	$0.00	$(0.05)	$0.06
Weighted average common shares outstanding
Basic	7,738,759	7,369,329	7,729,003	7,369,329
Diluted	7,738,759	12,081,754	7,729,003	12,102,919

See notes to interim consolidated financial statements.

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months Ended June 30,
	2016	2015

Operating activities:
Net income (loss)	$(387,303)	$733,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	368,208	158,679
Amortization	81,569	19,841
Non-cash stock based compensation	571,436	627,056
Cancellation of stock based compensation	-	(163,936)
Issuance of stock to consultant	34,300	-
Changes in current assets and current liabilities:
Accounts receivable	65,148	132,305
Prepaid expenses and other	(68,298)	(29,437)
Other assets	551	27,564
Accounts payable and accrued expenses	(41,325)	(161,673)

Deferred revenue	33,000	-
Settlement processing assets, net	-	-
Net cash provided by operating activities:	657,286	1,343,864

Investing activities:
Purchases of property and equipment	(138,487)	(555,778)
Note receivable	(200,000)	-
Net cash (used) by investing activities:	(338,487)	(555,778)

Financing activities:

Net cash (used) by financing activities:	-	-

Change in cash and cash equivalents	318,799	788,086
Cash and cash equivalents, beginning of period	4,059,606	2,803,455

Cash and cash equivalents, end of period	$4,378,405	$3,591,541

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	-	-
Income taxes	$62,184	77,369

See notes to interim consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,

In thousands	2016	2015	2016	2015

Reconciliation from Operating Income to Adjusted EBITDA:
Operating income	$(455,220)	$91,832	$(501,633)	$786,552
Depreciation and amortization	225,554	$92,948	449,777	$178,520
EBITDA	(229,666)	184,781	(51,856)	965,072

Expenses related to NASDAQ uplisting and reverse stock split	-	-	-	182,362
Acquisition costs	-	-		20,000
Non-cash stock compensation expense (net)	283,747	393,525	449,777	14,584
Adjusted EBITDA	$54,081	$578,306	$397,921	$1,182,017

Calculation of Adjusted EBITDA margins:
Revenues	$2,890,060	$3,424,756	$6,118,691	$7,167,216
Adjusted EBITDA	$54,081	$578,306	$397,921	$1,182,017
Adjusted EBITDA margins	1.9%	16.9%	6.5%	16.5%

Investor Contacts:

Julie MacMedan
Elizabeth Brossy
Financial Profiles
PYDS@finprofiles.com